Exhibit 23.5

SRK Consulting (UK) Limited
5th Floor Churchill House
17 Churchill Way
City and County of Cardiff
CF10 2HH, Wales
United Kingdom
E-mail: enquiries@srk.co.uk
	URL:	www.srk.co.uk
	Tel:	+ 44 (0) 2920 348 150
	Fax:	+ 44 (0) 2920 348 199

Our Ref: 800063_1(SRK Consulting Consent Language).DOCX		28 January 2016

Dear Sirs/Mesdames

I hereby consent to (a) SRK Consulting UK Ltd. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2014 (the “2014 20-F”) as having conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA’s properties in Kazakhstan, Bosnia and Ukraine, and coal reserve estimates on ArcelorMittal SA’s properties in Russia and Kazakhstan and (b) the incorporation by reference of the 2014 20-F into this Post- Effective Amendment to ArcelorMittal’s Registration Statement on Form F-3.

Yours truly,

/s/ Keith Philpott	/s/ Richard Oldcorn

Keith Philpott	Richard Oldcorn
Corporate Consultant, Coal Geology SRK Consulting (UK) Limited	Chairman and Corporate Consultant (Due Diligence) SRK Consulting (UK) Limited